Managed Account Series:

Global Small Cap Portfolio

FILE #811-21763

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
04/28/06	LABOPHARM	11,000,000	12,800	MERRILL LYNCH BANC OF AMERICAN CANACCORD CAPITAL LEERINK SWANN ORION SECURITIES DUNDEE SECURITIES WESTWIND PARTNERS
07/19/06	ASHFORD HOSITALITY TRUST	13,000,000	36,400	Merrill Lynch Morgan Stanley Friedman, Billings, Ramsey Wachovia Capital A.G. Edwards & Sons Stifel, Nicolaus & Co. JMP Securities Calyon Securities Davenport & Co.